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                                                                    Exhibit 3.3a


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                           NOVASTAR FINANCIAL, INC.

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                              AMENDMENT TO bylaws

                          (Adopted February 2, 2000)

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     Section 2 of Article I of the Bylaws of NovaStar Financial, Inc. is amended to read as follows:

          SECTION 2.  Special Meetings.  Special meetings of the stockholders
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     for any purpose or purposes may be called at any time by the President, any member of the Board of Directors or the written request of stockholders entitled to cast a majority of the votes which all stockholders are entitled to cast at the particular meeting, addressed to the Secretary and then the Secretary shall proceed to call a special meeting only as may be required by law.

     The second sentence of Section 11 of Article I relating to stockholder proposals is amended to read as follows:

          To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days before the first anniversary of the mailing date of the notice of the preceding year's annual meeting.


                 SECRETARY'S CERTIFICATE OF ADOPTION OF BYLAWS

     I, the undersigned, do hereby certify:

     1. I am the duly elected and acting Secretary of NovaStar Financial, Inc., a Maryland corporation.

     2. The foregoing Amendment to the Bylaws was adopted by the Directors of the Corporation at a duly called and held meeting of the Board of Directors on February 2, 2000.

     IN WITNESS WHEREOF, I have hereunto subscribed my name this 14/th/ day of March, 2000.


                                                /s/ Scott F. Hartman
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                                           Scott F. Hartman
                                           Secretary